As filed with the Securities and Exchange Commission on December 6, 2019	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IMPAC MORTGAGE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	33-0675505 (I.R.S. Employer Identification No.)

19500 Jamboree Road, Irvine, CA 92612

(Address of principal executive offices)

(949) 475-3600

(Registrant’s telephone number, including area code)

Impac Mortgage Holdings, Inc. 2010 Omnibus Incentive Plan, as amended

(Full title of the plan)

Nima J. Vahdat	Copy to:
General Counsel	Katherine J. Blair, Esq.
19500 Jamboree Road	Manatt, Phelps & Phillips, LLP
Irvine, CA 92612	11355 West Olympic Boulevard
(949) 475-3600	Los Angeles, CA 90064
(Name, address and telephone number of agent	Telephone: (310) 312-4252
for service)	Facsimile: (310) 312-4224

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.01 par value per share	500,000 shares	$5.67	(3)	$2,832,500	$367.66

(1)  Includes certain preferred stock purchase rights associated with the shares of Common Stock pursuant to the Tax Benefits Preservation Rights Agreement dated October 23, 2019.

(2)  This Registration Statement also covers an indeterminate number of shares of Common Stock which may be issuable by reason of stock splits, stock dividends or similar transactions pursuant to Rule 416 of the Securities Act of 1933, as amended.

(3)  Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. Computation is based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NYSE American on December 5, 2019.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), an additional 500,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of Impac Mortgage Holdings, Inc. (the “Registrant”) issuable pursuant to the Registrant’s 2010 Omnibus Incentive Plan, as amended (the “Plan”). The additional shares of the Registrant’s Common Stock being registered hereunder represent the increase in the number of shares issuable under the Plan that was approved by the stockholders on June 25, 2019 at the Registrant’s annual meeting of stockholders.

This Registration Statement hereby incorporates by reference the contents of the following registration statements on Form S-8, including any amendments thereto or filings incorporated therein, filed with the Securities and Exchange Commission (the “Previous Registration Statements”):

•                  Registration No. 333-169316 filed on September 10, 2010 registering 450,000 shares;

•                  Registration No. 333-185195 filed on November 30, 2012 registering 250,000 shares, which were approved by stockholders at the Registrant’s annual meeting of stockholders on July 24, 2012;

•                  Registration No. 333-193489  filed on January 22, 2014 registering 300,000 shares, which were approved by stockholders at the Registrant’s annual meeting of stockholders on July 23, 2013;

•                  Registration No. 333-213037 filed on August 9, 2016 registering an aggregate of 900,000 shares, which were approved by stockholders at the Registrant’s annual meetings of stockholders on July 22, 2014, July 21, 2015 and July 19, 2016;

•                  Registration No. 333-220393 filed on September 8, 2017 registering 500,000 shares, which were approved by stockholders at the Registrant’s annual meeting of stockholders on July 25, 2017; and

•                  Registration No. 333-227015 filed on August 24, 2018 registering 300,000 shares, which were approved by stockholders at the Registrant’s annual meeting of stockholders on July 17, 2018.

Information required by Part II is omitted, except as supplemented by the information set forth below.  The shares of Common Stock registered pursuant to this Registration Statement are of the same class of securities as the shares of Common Stock registered for issuance under the Plan pursuant to the Previous Registration Statements.  Any items in the Previous Registration Statements not expressly changed hereby shall be as set forth in the Previous Registration Statements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission, or SEC, (File No. 001-14100) are incorporated herein by reference:

a)             The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on March 15, 2019;

b)             All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year referred to in (a) above (other than information deemed to have been “furnished” rather than “filed” in accordance with the Commission’s rules);

c)              the information identified as incorporated by reference under Item 14 of Part III of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018 from its Definitive Proxy Statement on Schedule 14A for its 2019 annual meeting of stockholders, filed with the SEC on April 30, 2019;

d)             The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A, including all amendments and reports filed for the purpose of updating such description, filed pursuant to Section 12(b) of the Exchange Act initially on December 24, 2009; and

e)              The description of the Registrant’s preferred stock purchase rights contained in its registration statement on Form 8-A, including all amendments and reports filed for the purpose of updating such description, filed pursuant to Section 12(b) of the Exchange Act initially on October 23, 2019).

The Registrant incorporates by reference the documents listed above and any documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, (except for information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein) prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number

5.1	Opinion of Venable LLP.

23.1	Consent of Squar Milner LLP.

23.2	Consent of Venable LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

99.1	Impac Mortgage Holdings, Inc. 2010 Omnibus Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K, filed with the SEC on June 26, 2019).

99.2	Form of Stock Option Agreement for 2010 Omnibus Incentive Plan (incorporated by reference to Exhibit 99.6 of Registrant’s Registration Statement on Form S-8, filed with the SEC on September 10, 2010).

99.3

Form of Restricted Stock Agreement for 2010 Omnibus Incentive Plan (incorporated by reference to Exhibit 99.7 of Registrant’s Registration Statement on Form S-8, filed with the SEC on September 10, 2010).

99.4	Non-Employee Director Deferred Stock Unit Award Program (incorporated by reference to Exhibit 10.6 of Registrant’s Annual Report on Form 10-K, filed with the SEC on March 31, 2011).

99.5

Form of Notice of Grant Under Non-Employee Director Deferred Stock Unit Award Program (incorporated by reference to Exhibit 10.6(a) of Registrant’s Annual Report on Form 10-K, filed with the SEC on March 31, 2011).

EXHIBIT INDEX

Exhibit Number

5.1	Opinion of Venable, LLP.

23.1	Consent of Squar Milner LLP.

23.2	Consent of Venable, LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

99.1	Impac Mortgage Holdings, Inc. 2010 Omnibus Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K, filed with the SEC on June 26, 2019).

99.2	Form of Stock Option Agreement for 2010 Omnibus Incentive Plan (incorporated by reference to Exhibit 99.6 of Registrant’s Registration Statement on Form S-8, filed with the SEC on September 10, 2010).

99.3

Form of Restricted Stock Agreement for 2010 Omnibus Incentive Plan (incorporated by reference to Exhibit 99.7 of Registrant’s Registration Statement on Form S-8, filed with the SEC on September 10, 2010).

99.4	Non-Employee Director Deferred Stock Unit Award Program (incorporated by reference to Exhibit 10.6 of Registrant’s Annual Report on Form 10-K, filed with the SEC on March 31, 2011).

99.5

Form of Notice of Grant Under Non-Employee Director Deferred Stock Unit Award Program (incorporated by reference to Exhibit 10.6(a) of Registrant’s Annual Report on Form 10-K, filed with the SEC on March 31, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 6th day of December, 2019.

IMPAC MORTGAGE HOLDINGS, INC.

By:	/s/ George A. Mangiacarina
George A. Mangiacarina
Chairman of the Board
and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Impac Mortgage Holdings, Inc., do hereby constitute and appoint George A. Mangiacarina and Brian Kuelbs, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ George A. Mangiacarina	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	December 6, 2019
George A. Mangiacarina

/s/ Brian Kuelbs	Chief Financial Officer (Principal Financial Officer)	December 6, 2019
Brian Kuelbs

/s/ Paul Licon	Chief Accounting Officer (Principal Accounting Officer)	December 6, 2019
Paul Licon

/s/ Thomas B. Akin
Thomas B. Akin	Director	December 6, 2019

/s/ Frank P. Filipps
Frank P. Filipps	Director	December 6, 2019

/s/ Stewart B. Koenigsberg
Stewart B. Koenigsberg	Director	December 6, 2019

/s/ Richard H. Pickup
Richard H. Pickup	Director	December 6, 2019